EXHIBIT 10.7

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of May 8, 2012, is by and among The Carlyle Group L.P., a Delaware limited partnership (the “Company”), and the investors whose signatures appear on the signature pages hereto (collectively, the “Investors” and each individually, an “Investor”). For purposes of this Agreement, the term “Company” shall be deemed to include and refer to any successor in interest to the Company (whether by merger, consolidation, conversion, recapitalization, restructuring, reorganization or otherwise).

RECITALS

WHEREAS, the Investors, pursuant to the terms of (a) that certain Subscription and Equity Holder Agreement, dated as of September 17, 2007, by and among certain of the Investors or their predecessors or assignors, and certain current and former subsidiaries of the Company, as amended by the First Amendment to Subscription and Equity Holder Agreement dated as of the date of issuance of the Notes (as defined below), as further amended and/or restated from time to time (the “Subscription Agreement”), purchased certain interests (the “Parent Entity Interests”) in the Carlyle Parent Entities (as defined in the Subscription Agreement), pursuant to the terms and subject to the conditions set forth therein and (b) that certain Note and Unit Subscription Agreement, dated as of December 16, 2010, by and among certain of the Investors or their predecessors or assignors, and certain current and former subsidiaries of the Company, as further amended and/or restated from time to time (the “Note and Unit Subscription Agreement”), purchased certain notes (the “Notes”) and certain interests issued by the Carlyle Parent Entities, pursuant to the terms and subject to the conditions set forth therein;

WHEREAS, as contemplated by the Subscription Agreement and the Note and Unit Subscription Agreement, as applicable, the Company and the Investors deem it desirable to enter into this Agreement to set forth the registration rights of the Investors on the terms and subject to the conditions set forth herein.

AGREEMENT

In consideration of the recitals and the mutual premises, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. Capitalized terms used but not defined herein shall have the meaning set forth in the Subscription Agreement. In addition to capitalized terms defined elsewhere in this Agreement, the following capitalized terms shall have the following meaning when used in this Agreement.

“Additional New Units” has the meaning set forth in the Note and Unit Subscription Agreement.

“Affiliate” has the meaning set forth in the Note and Unit Subscription Agreement.

“Commission” means the U.S. Securities and Exchange Commission.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and any successor statute thereto and the rules and regulations of the Commission promulgated thereunder.

“Holder” means each Investor that holds Registrable Securities, any permitted transferee or assignee thereof to whom an Investor assigns its rights under this Agreement, the Subscription

Agreement and/or the Note and Unit Subscription Agreement, as applicable, and who agrees to become bound by the provisions of this Agreement, the Subscription Agreement and/or the Note and Unit Subscription Agreement, as applicable, and any permitted transferee or assignee thereof to whom a permitted transferee or assignee assigns its rights under this Agreement, the Subscription Agreement and/or the Note and Unit Subscription Agreement, as applicable, and who agrees to become bound by the provisions of this Agreement, the Subscription Agreement and/or the Note and Unit Subscription Agreement, as applicable and in each case, in accordance with the terms of this Agreement, the Subscription Agreement and/or the Note and Unit Subscription Agreement, as applicable.

“Initial New Units” has the meaning set forth in the Note and Unit Subscription Agreement.

“Lockup Date” means, with respect to (i) Registrable Securities that were derived from Original Securities or Original Securities that are outstanding, the date that is 12 months after the date of the consummation of the Qualified IPO and (ii) Registrable Securities that were derived from New Securities or New Securities that are outstanding upon consummation of the Qualified IPO, the earlier of (a) (x) the date that is 18 months after a Qualified IPO with respect to 50% of such securities and (y) the date that is 24 months after a Qualified IPO for the remaining 50% of such securities and (b) the date on which a Change of Control occurs. Notwithstanding the limitations set forth in the foregoing sentence, (1) the Lockup Date for the Registrable Securities identified in the foregoing clause (i) shall be adjusted in accordance with the terms set forth in Section 8.1(d) of the Subscription Agreement and (2) the Lockup Date for the Registrable Securities identified in the foregoing clause (ii) shall be adjusted in accordance with the terms set forth in Section 3.4(b) of the Note and Unit Subscription Agreement.

“New Securities” means the Initial New Units, the Additional New Units, the Exchange Securities and any other Units, interests or securities acquired pursuant to a Qualifying Reorganization, Optional Exchange, or through the exercise of pre-emptive rights.

“Operating Agreement” means the amended and restated limited partnership agreement of the Company dated on or about the date hereof, as the same may be amended, restated, supplemented or otherwise modified or superseded from time to time.

“Optional Exchange” has the meaning set forth in the Note and Unit Subscription Agreement.

“Original Securities” means the Interests and the interests or securities acquired through the exercise of pre-emptive rights.

“Person” means an individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or other entity, or a governmental entity or any department, agency, self-regulatory organization or political subdivision thereof.

“Public Offering” means any offering by the Company (or its successor) of its equity securities to the public pursuant to an effective registration statement under the Securities Act or any comparable statement under any comparable Unites States federal statute then in effect; provided, however, that the following shall not be considered a Public Offering: (i) any issuance of common equity as consideration for a merger or acquisition under Rule 145 of the Commission under the Securities Act and (ii) any issuance of common equity or rights to acquire common equity to existing securityholders or to employees of the Company or its subsidiaries on Form S-4 or Form S-8 (or a successor form adopted by the Commission) or otherwise.

“Qualified IPO” has the meaning set forth in the Note and Unit Subscription Agreement.

“Registrable Securities” means (i) any outstanding IPO Entity Equity Securities received by the Investors in connection with the Exchange or Optional Exchange; (ii) any IPO Entity Equity Securities issued or issuable upon the exchange of any Exchange Securities received by the Investors in connection with the Exchange, Optional Exchange, or upon exchange of Exchange Securities pursuant to and in accordance with any agreement and related documentation (including the operating agreements of the Carlyle Parent Entities, if applicable) entered into among the Investors and the Carlyle Parent Entities in connection with the Reorganization or Qualifying Reorganization, as the case may be, which provides for the exchange of Substitute Parent Interests constituting Exchange Securities for IPO Entity Equity Securities; (iii) any other securities of the Company (or its successor) issuable or issued to the Investors and into which the Exchange Securities shall be reclassified or changed upon a merger, consolidation conversion, recapitalization, reorganization or similar event; and (iv) any other securities of the Company (or its successor) issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, any of the securities referred to in clauses (i) through (iii) of this definition; provided, however, that Registrable Securities shall cease to be Registrable Securities when (A) a registration statement covering resales of such Registrable Securities has been declared effective under the Securities Act by the Commission and the Registrable Securities registered thereunder have been disposed of pursuant to such effective registration statement, (B) such Registrable Securities cease to be held by a Holder or (C) such Registrable Securities cease to be outstanding.

“Registration” means a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement with the Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and any successor statute thereto and the rules and regulations of the Commission promulgated thereunder.

“Shelf Registration” means a registration of securities pursuant to a registration statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

“Units” has the meaning set forth in the Note and Unit Subscription Agreement.

2. Demand Registration.

2.1 Registrations.

(a) Subject to the terms of this Agreement, at any time after the applicable Lockup Date, the Holder and its Affiliates may request registration under the Securities Act of their Registrable Securities (any Holder or Affiliate making such request being referred to as an “Initiating Holder”) by providing written notice thereof to the Company and specifying in such notice the number of Registrable Securities to be registered, following which the Company shall use its commercially reasonable efforts to effect, as expeditiously as reasonably practicable (and subject to the requirements and restrictions in Sections 2.1(b) and (c) below), the Registration of the Registrable Securities for which the Initiating Holder has requested registration under this Section 2.1(a); provided, however, that the number of Registrations which the Company shall be required to effect pursuant to this Section 2.1(a) (each, a “Demand Registration”), together with the number of Underwritten Shelf Takedowns (as defined below) which the Company shall be required to effect pursuant to Section 3.2, shall be no more than six (6) (the “Demand Limit”); and provided, further, that the Company shall not be required to effect a Demand Registration unless the aggregate gross proceeds of the offering (including the aggregate gross proceeds to the Holders making the request to be included in a Demand Registration pursuant to Section 2.1(b) as a consequence of such Demand Registration) is estimated to be $25.0 million or more. Any Demand Registration shall be prepared and filed on such form, as selected by the Company in its sole discretion, for which the Company then qualifies or that its counsel deems appropriate and which form shall be available for the registration of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and the Company shall be permitted to effect such Demand Registration on a then currently effective shelf registration statement.

(b) Within ten (10) days after receipt of any request pursuant to this Section 2.1, the Company shall give written notice of such request to all other Holders (and any other Persons having a right to participate in such Registration) and shall include in such Registration all Registrable Securities with respect to which the Company has received written requests for inclusion within thirty (30) days of the Company’s notice, along with any securities which the Company and other holders entitled to piggyback rights in respect of such Registration may decide to include in such Registration (in each case, subject to the cut-back provisions set forth in Section 2.3 below).

(c) Notwithstanding any provision in this Section 2.1 or elsewhere in this Agreement, no provision relating to the registration of Registrable Securities shall be construed as permitting the Holders to effect a Transfer of securities (including pursuant to Section 4 below) to the extent that it is otherwise prohibited by the terms of the Subscription Agreement, the Operating Agreement, the Note and Unit Subscription Agreement or any other applicable agreement between the respective Holders and the Company or any of its subsidiaries.

2.2 Effectiveness of Demand Registrations. A Demand Registration shall not be deemed to have been effected and shall not count as a Demand Registration (i) unless a registration statement with respect thereto has become effective and has remained effective for a period of at least one hundred fifty (150) days (or such shorter period in which all Registrable Securities included in such Demand Registration have actually been sold thereunder), (ii) if, after it has become effective, such Demand Registration becomes subject prior to one hundred fifty (150) days (or such shorter period in which all Registrable Securities included in such Demand Registration have actually been sold thereunder) after effectiveness to any stop order, injunction or other order or requirement of the Commission or other governmental entity or court for any reason, (iii) if, at any time prior to the effective date of the registration statement relating to a Demand Registration, the Initiating Holder revokes such Demand Registration request by providing written notice thereof to the Company, provided that such revoked Demand Registration shall nonetheless count as having been effected unless the Initiating Holder pay all Registration Expenses in connection with such revoked Demand Registration within thirty (30) days of written request therefor by the Company or (iv) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such Demand Registration are not satisfied by reason of any act or omission on the part of the Company.

2.3 Priority. If a Demand Registration is an underwritten Public Offering and the managing underwriters advise the Company in writing that, in their opinion, the inclusion of all or a portion of the Registrable Securities and other equity securities of the Company requested to be included in such Registration creates a substantial risk that the public offering price will be reduced, the Company shall include in such Registration the number of Registrable Securities and other equity securities requested to be included which in the opinion of such managing underwriters can be sold without creating such a risk, first, pro rata among the respective Holders of such Registrable Securities on the basis of the number of Registrable Securities owned by such Holders, with further successive pro rata allocations among such Holders if any such Holder has requested the registration of less than all such Registrable Securities such Holder is entitled to register, and second any equity securities proposed to be registered by the Company and any equity securities proposed to be registered for the account of any other Persons other than the Holders, pro rata among the Company and the holders of such securities on the basis of the number of shares which are owned by such holders and the number of shares to be offered by the Company (or on such other basis as may be required pursuant to agreements among the Company and such other holders of equity securities).

2.4 Restrictions. The Company will not be obligated to effect any Demand Registration (x) within one hundred eighty (180) days after the effective date of a previous Demand Registration, (y) to the extent restricted from doing so pursuant to any agreement in place prior to September 17, 2007 or (z) to the extent it is contractually restricted from doing so pursuant to any underwriters’ lock-up agreement that it has become subject to in the context of any prior underwritten Public Offering. With respect to any Demand Registration, if (a) the Company, by decision of its general partner, reasonably and in good faith determines that such filing would be materially detrimental to the Company or require a disclosure of a material fact that would reasonably be expected to have a material adverse effect on the Company or any plan or proposal by the Company or any of its subsidiaries to engage in any acquisition or disposition of assets or equity securities (other than in the ordinary course of business) or any merger, consolidation, tender offer, material financing or other significant transaction and (b) the Company shall furnish the Holders who have requested a Demand Registration a certificate signed by an executive officer of the Company to such effect, the Company may postpone the filing or the effectiveness of a registration statement for a Demand Registration for up to ninety (90) days; provided that the Company may not postpone the filing or effectiveness of a registration statement for a Demand Registration for more than one hundred eighty (180) days during any three hundred sixty five (365) consecutive day period.

2.5 Underwriting and Selection of Underwriters. If the Initiating Holder intends to distribute the Registrable Securities covered by its request by means of an underwritten Public Offering, it shall so advise the Company as a part of its request made pursuant to Section 2.1(a). The Initiating Holder shall have the right to select the investment banker(s) and manager(s) to administer such underwritten Public Offering, subject to the Company’s approval which shall not be unreasonably withheld or delayed.

3. Shelf Registrations.

3.1 Filing. If requested by the Holders of Registrable Securities having an aggregate value of $25.0 million or more, the Company shall use its commercially reasonable efforts to file, a registration statement on any permitted form that qualifies, and is available for, the resale of the Registrable Securities, with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect) (the “Shelf”), provided that the Company shall not be required to file the Shelf until such time as it is eligible to use Form S-3 (or would be eligible to use Form S-3 but for its failure to file in a timely manner all such reports or other materials required to be so filed in order to become eligible, or its failure to satisfy the requirements set forth in Section I.A.5 of the General Instructions for Form S-3, or any successor instructions substantially consistent therewith). The Company shall use its commercially reasonable efforts to cause the Shelf to become effective as promptly thereafter as practicable and not later than thirty (30) days of such filing. The Company shall give written notice of the filing of the registration statement at least sixty (60) days prior to filing the registration statement to all Holders of Registrable Securities (the “Registration Notice”) and shall include in the Shelf all Registrable Securities with respect to which the Company has received written requests for inclusion therein within twenty (20) days after sending the Registration Notice and questionnaire provided to Holders; provided, however, that in order to be named as a selling securityholder each Holder must furnish to the Company in writing such information in writing as may be reasonably requested by the Company for the purpose of including such Holder’s Registrable Securities in the Shelf (the “Selling Holder Information”). The Company shall include in the Shelf, Selling Holder Information received, to the extent necessary and in a manner so that upon effectiveness of the Shelf, the Holder shall be named, to the extent required by the rules promulgated under the Securities Act by the

Commission, as a selling securityholder and be permitted to deliver (or be deemed to deliver) a prospectus relating to the Shelf to purchasers of the Registrable Securities in accordance with applicable law, and shall, if requested, within ten (10) Business Days of any request, amend or supplement the Shelf such that the plan of distribution or other related information reflects transactions proposed to be conducted by any Holder. If the Company files an amended version of the Shelf, the Company shall include in such Shelf Selling Holder Information that was not included in any previous filed version of the Shelf. The Company shall use its commercially reasonable efforts to convert any Shelf that is on a Form S-1 (including any Follow-On Shelf) to a registration statement on Form S-3 (“the “Form S-3 Shelf”) as soon as practicable after the Company is eligible to use the Form S-3. If any Registrable Securities remain issued and outstanding after three (3) years following the initial effective date of such Shelf (the “Initial Shelf Effective Date”), the Company shall, prior to the expiration of such Shelf, file a new Shelf covering such Registrable Securities and shall thereafter use its commercially reasonable efforts to cause to be declared effective as promptly as practical, such new Shelf. The Company shall maintain the effectiveness of the Shelf in accordance with the terms hereof until no Holder holds any Registrable Securities.

3.2 Requests for Underwritten Shelf Takedowns. Subject to the Demand Limit provided in Section 2.1(a), at any time and from time to time after the Shelf has been declared effective by the Commission, any Holder may request to sell all or any portion of their Registrable Securities in an underwritten offering that is registered pursuant to the Shelf (each, an “Underwritten Shelf Takedown”); provided that the Company shall not be required to effect a Underwritten Shelf Takedown unless the aggregate gross proceeds of the offering (including the aggregate gross proceeds to the Holders making the request to be included in a Underwritten Shelf Takedown pursuant to Section 3.3 as a consequence of such Underwritten Shelf Takedown) is estimated to be $25.0 million or more.

3.3 Demand Notices. All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company (the “Demand Shelf Takedown Notice”). Each Demand Shelf Takedown Notice shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown and the expected price range (net of underwriting discounts and commissions) of such Underwritten Shelf Takedown. Within ten (10) days after receipt of any Demand Shelf Takedown Notice, the Company shall give written notice of such requested Underwritten Shelf Takedown to all other Holders of Registrable Securities (the “Company Shelf Takedown Notice”) and, subject to the provisions of Section 3.4, shall include in such Underwritten Shelf Takedown all Registrable Securities with respect to which the Company has received written requests for inclusion therein within twenty (20) days after sending the Company Shelf Takedown Notice.

3.4 Priority on Underwritten Shelf Takedowns. If the managing underwriters for such Underwritten Shelf Takedown advise the Company, in writing, that, in their opinion, the inclusion of all or a portion of Registrable Securities requested to be included in such Underwritten Shelf Takedown creates a substantial risk that the Underwritten Shelf Takedown price will be reduced, the Company shall include in such Underwritten Shelf Takedown the number of Registrable Securities which can be so sold, first, the Registrable Securities requested to be included in such Underwritten Shelf Takedown pursuant to Section 3.2, which in the judgment of such underwriter can be sold in an orderly manner within the price range of such offering, pro rata among the respective Holders of such Registrable Securities on the basis of the number of Registrable Securities requested to be included therein by each such Holder, and second, any other securities requested to be included in such Underwritten Shelf Takedown to the extent permitted hereunder.

3.5 Selection of Underwriters. The Holders of a majority of the Registrable Securities requested to be included in a Underwritten Shelf Takedown shall have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the Company’s prior approval which shall not be unreasonably withheld or delayed.

4. Piggyback Registration; Exchange Shelf.

4.1 Right to Piggyback. Whenever either (i) the Company proposes to undertake an underwritten Public Offering of any of its equity securities under the Securities Act for its own account (other than pursuant to a Demand Registration or Underwritten Shelf Takedown hereunder or a Rule 145 transaction under the Securities Act) in which the Founders and/or Carlyle Partners and/or any other common equityholder of the Company choose to include equity securities of the Company for registration and resale or (ii) the Company proposes to undertake an underwritten Public Offering of its equity securities under the Securities Act for the account of any of the Founders and/or Carlyle Partners and/or any other common equityholder of the Company and, in any case, the registration form to be used may be used for the registration of any Registrable Securities (a “Piggyback Registration”) (except Forms S-4 or S-8), the Company will use reasonable efforts (based on the nature and circumstances of the Public Offering) to provide notice thereof to those Holders who are not restricted from Transferring Registrable Securities at the time of such proposed Public Offering (it being understood that with respect to “bought” deals or overnight transactions such notice may be impractical) and, should the Holders and/or other holders of equity securities of the Company take all actions requested of them in a timely fashion, the Company will use reasonable efforts to include in such registration the Registrable Securities and other equity securities (in accordance with the priorities set forth in Section 4.2) with respect to which the Company has received written requests for inclusion (which requests shall specify the number of equity securities desired to be registered by such Holders or other holders, as applicable). In the event that the Company (other than pursuant to any agreement in place prior to September 17, 2007) grants “piggy back” rights to any common equityholder of the Company to include equity securities for registration and resale in the registration whenever the Company proposes to undertake an underwritten Public Offering of any of its equity securities exclusively for its own account, the words “in which the Founders and/or Carlyle Partners and/or any other common equityholder of the Company choose to include equity securities of the Company for registration and resale” in clause (i) of this Section 4.1 shall be deemed to be deleted from such clause.

4.2 Priority on Piggyback Registrations. If the managing underwriters advise the Company in writing that, in their opinion, the number of Registrable Securities and other equity securities of the Company requested to be included in the Piggyback Registration exceeds the largest number of Registrable Securities that can be sold without having a material adverse effect on such offering, including the price at which such Registrable Securities can be sold (the “Maximum Piggyback Offering Size”), the Company shall include in such Registration, in the priority listed below, a number of Registrable Securities and other equity securities up to the Maximum Piggyback Offering Size:

(a) in the case of Piggyback Registrations of the type described in clause (i) of Section 4.1,

(i) first, all securities proposed to be registered by the Company; and

(ii) second, the Registrable Securities and any other securities proposed to be registered for the account of any other Persons, allocated pro rata among the respective holders on the basis of the number of securities initially proposed to be included by each such holder prior to giving effect to the cutback pursuant to this Section 4.2(a).

(b) in the case of Piggyback Registrations of the type described in clause (ii) of Section 4.1,

(i) first, all securities proposed to be registered for the account of the Founders and Carlyle Partners, allocated pro rata among the respective holders of securities participating in such Piggyback Registration on the basis of the number of equity securities (calculated on a converted to Company common equity basis) owned by such holders; and

(ii) second, any securities proposed to be registered by the Company or any securities proposed to be registered for the account of any other Persons other than the Founders, Carlyle Partners, including Registrable Securities held by the Holders, pro rata among the holders of such securities on the basis of the number of shares which are owned by such holders.

4.3 Selection of Underwriters. The Holders will have no right to select the managing underwriters to administer the offering of any Piggyback Registration.

4.4 Exchange Shelf. In addition to the other rights set forth herein, the Company shall use its commercially reasonable efforts to cause to be declared effective under the Securities Act by the Commission, prior to the Initial Lockup Date, or if a Change of Control occurs, as promptly as reasonably practicable thereafter, one or more registration statements (the “Exchange Registration”) covering (i) the delivery by the Company or its subsidiaries, from time to time, to the Holders of IPO Entity Equity Securities registered under the Securities Act in exchange for Substitute Parent Entity Interests or (ii) if the Company determines that the registration provided for in clause (i) is not available for any reason, the registration of resale of such IPO Entity Equity Securities by the Holders. The Company shall use its commercially reasonable efforts to maintain the effectiveness of such Exchange Registration until all IPO Entity Equity Interests of the Holders are sold. Without limiting the generality of the foregoing, if (a) the Company, by decision of its general partner, reasonably and in good faith determines that such filing would be materially detrimental to the Company or require a disclosure of a material fact that might reasonably be expected to have a material adverse effect on the Company or any plan or proposal by the Company or any of its subsidiaries to engage in any acquisition or disposition of assets or equity securities (other than in the ordinary course of business) or any merger, consolidation, tender offer, material financing or other significant transaction, the Company may postpone the filing or the effectiveness of a registration statement for an Exchange Registration for up to seventy-five (75) days; provided that the Company may not postpone the filing or effectiveness of a registration statement for an Exchange Registration for more than one hundred fifty (150) days during any three hundred sixty five (365) consecutive day period. Notwithstanding the foregoing, the Company shall not be required to maintain the Exchange Registration in respect of securities covered by a Shelf.

5. Holdback Agreements.

5.1 Holders’ Agreements. Each Holder agrees that, in connection with (x) the Qualified IPO of the Company’s common equity securities and (y) any other underwritten Public Offering in which such Holder participates, such Holder shall (i) not sell, make any short sale of or enter into any other derivative transactions with respect to, loan, grant any option for the purchase of, or otherwise Transfer any Registrable Securities (other than those included in such Registration, if any, and then only pursuant to such Registration) without the prior written consent of the Company and/or the underwriters managing the Public Offering of the Company’s securities during the period beginning seven (7) days prior to the effective date of the applicable registration statement (or, if applicable, such lesser period commencing as of such time as the Holders acquire actual notice of such Public Offering, in the case of a Piggyback Registration) and ending one hundred eighty (180) days following the pricing of the Public Offering contemplated by clauses (x) and (y), and (ii) enter into and be bound by such form of agreement with respect to the foregoing as the Company and/or the underwriters may request, provided that such Holder shall not be so obligated pursuant to this Section 5 unless the Company, each of its directors and officers and each holder of 5% or more of the Company’s outstanding securities participating in such Public Offering enter into the same form of agreement referred to in clause (ii) of this sentence. Nothing herein shall prevent a Holder from transferring Registrable Securities to a (a) “Subscriber Affiliate” as

defined in, and subject to the terms of, the Subscription Agreement or to an “Affiliate” as defined in, and subject to the terms of, the Note and Unit Subscription Agreement, provided that such transferee agrees to be bound by the provisions of this Agreement to the extent the transferor would be so bound, provided, further, that if (A) the Company issues an earnings release or discloses other material information or a material event relating to the Partnership occurs during the last 17 days of such one hundred eighty (180) day period or (ii) prior to the expiration of such one hundred eighty (180) day period, the Company announces that it will release earnings results during the 16-day period beginning upon the expiration of such period, then to the extent necessary for a managing or co-managing underwriter of a registered offering required hereunder to comply with Rule 2711(f)(4) of the Financial Industry Regulatory Authority, Inc., such period will be extended until 18 days after the earnings release or disclosure of other material information or the occurrence of the material event, as the case may be.

5.2 Company’s Agreements. The Company agrees not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to, and during the one hundred eighty (180) days following, the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of any such underwritten registration or pursuant to registrations on Form S-4 or Form S-8 or any successor form), unless the underwriters managing the Public Offering otherwise agree.

6. Registration Procedures.

6.1 Company’s Obligations. Whenever Holders have requested that any Registrable Securities be registered pursuant to this Agreement (it being agreed that in connection with any Exchange Registration pursuant to Section 4.4, only paragraphs (a), (c), (d), (e) and (j) below shall be applicable, and in connection with any shelf registration pursuant to Section 3.1, only paragraphs (c), (e) and (j) below shall be applicable ), the Company shall use its commercially reasonable efforts to effect the registration and sale of the Registrable Securities of such Holders in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall as expeditiously as possible:

(a) prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and remain effective for a period of not less than one hundred fifty (150) days or until the Holders have finished the distribution described in such registration statement;

(b) prior to filing a registration statement or prospectus or any amendment or supplement thereto in respect of any Demand Registration, furnish to the Holders and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Company shall furnish to the Holders and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 or Rule 430A under the Securities Act and such other documents as the Holders or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Holders (subject to the limitations set forth herein). The Holders shall have the right to request that the Company modify any information contained in such registration statement, amendment and supplement thereto pertaining to the Holders and the Company shall use its all commercially reasonable efforts to comply with such request, provided, however, that the Company shall not have any obligation to so modify any information if the Company reasonably expects that so doing would cause the prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(c) after the filing of the registration statement, (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in such registration statement or supplement to such prospectus and (iii) promptly notify the Holders of any stop order issued or threatened by the Commission suspending the effectiveness of such registration statement or any state securities commission and take all commercially reasonable efforts to prevent the entry of such stop order or to obtain the withdrawal of such order if entered.

(d) to the extent any “free writing prospectus” (as defined in Rule 405 under the Securities Act) is used, file with the Commission any free writing prospectus that is required to be filed by the Company with the Commission in accordance with the Securities Act and retain any free writing prospectus not required to be filed.

(e) use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as the Holder or each underwriter, if any, reasonably (in light of such member’s intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable the Holders to consummate the disposition of the Registrable Securities owned by the Holders, provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6.1(e), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

(f) immediately notify the Holders or each underwriter, if any, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to the Holders or underwriter, if any, and file with the Commission any such supplement or amendment.

(g) enter into customary agreements (including an underwriting agreement in customary form) and take such all other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering, including if necessary the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with the Financial Industry Regulatory Authority.

(h) subject to the execution of confidentiality agreements satisfactory in form and substance to the Company in the exercise of its good faith judgment, pursuant to the reasonable request of the underwriter (if any), give to each underwriter (if any) and its counsel and accountants (i) reasonable and customary access to its books and records and (ii) such opportunities to discuss the business of the Company with its directors, officers, employees, counsel and the independent public accountants who have certified its financial statements, as shall be appropriate, in the reasonable judgment of counsel to the underwriter, to enable them to exercise their due diligence responsibility, provided that any such discussions shall be done in a manner so as to not unreasonably disrupt the operation of the business of the Company.

(i) use its commercially reasonable efforts to furnish to the Holders and to each such underwriter, if any, a signed counterpart, addressed to such person or underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as the Holders (solely in the case of a Demand Registration) or underwriter reasonably requests.

(j) use its commercially reasonable efforts to list all Registrable Securities covered by such registration statement on any securities exchange or quotation system on which any of the Registrable Securities are then listed or traded.

(k) provide a transfer agent, a registrar and a CUSIP number for all such Registrable Securities not later than the effective date of such registration statement.

(l) have appropriate officers of the Company or its general partner (i) prepare and make presentations at “road shows” and before analysts and rating agencies, as the case may be, (ii) take other actions to obtain ratings for any Registrable Securities and (iii) otherwise use their commercially reasonable efforts to cooperate as reasonably requested by the underwriters in the offering, marketing or selling of the Registrable Securities; provided that, notwithstanding the foregoing, such officers of the Company and/or its general partner shall not be required to participate in more than five (5) Business Days per any Demand Registration in total of such presentations, road shows or any other marketing or selling events.

(m) cooperate with the Holders to facilitate the timely delivery of Registrable Securities to be sold, which shall not bear any restrictive legends, and to enable such Registrable Securities to be issued in such denominations and registered in such names as the Holders may reasonably request at least two (2) Business Days prior to the closing of any sale of Registrable Securities.

6.2 Additional Holder Obligations.

(a) The Holders shall promptly furnish in writing to the Company such information regarding itself and the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required or advisable in connection with such registration.

(b) Each Holder of Registrable Securities included in a Demand Registration agrees that, upon receipt of any notice from the Company of the happening of any event of the kind referred to in Section 6.1(f), such Holder will immediately discontinue the disposition of Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 6.1(f) and, if so directed by the Company, such Holder shall deliver to the Company, or destroy, all copies in such Holder’s possession of any prospectus covering such Registrable Securities current at the time of receipt of such notice.

7. Registration Expenses.

7.1 Company’s Expenses. Except as otherwise provided in Section 2.2, all expenses incident to the Company’s performance of, or compliance with, this Agreement, including, but not limited to, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”), shall be borne by the Company, provided that the Company shall not be required to pay sales commissions, discounts or transfer taxes. In addition, the Company shall pay its internal expenses (including, but not limited to, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance obtained by the Company and the expenses and fees for listing the securities to be registered on each securities exchange. In connection with any other resales of Registrable Securities under shelf registrations under Section 3, the Company shall reimburse the Holders of such Registrable Securities for the reasonable fees and disbursements of one counsel chosen by the Holders of more than 50% of such Registrable Securities, it being understood that such costs and expenses shall be considered “Registration Expenses” for purposes of this Agreement.

7.2 Holder’s Expenses. In connection with any Demand Registration or Piggyback Registration, the Company shall reimburse the Holders of such Registrable Securities for the reasonable cost and expenses incurred by such Holders in connection with such Registration (excluding, for purposes of clarity, sales commissions, discounts and transfer taxes), including, but not limited to, reasonable fees and disbursements of one counsel chosen by the Holders of more than 50% of such Registrable Securities, it being understood that such costs and expenses shall be considered “Registration Expenses” for purposes of this Agreement.

8. Indemnification.

8.1 By the Company. The Company agrees to indemnify, to the extent permitted by law, each Holder, its officers, employees and directors and each Person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including, but not limited to, attorneys’ fees and expenses) caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for the acknowledged purpose of use therein or by such Holder’s failure to deliver a copy of the prospectus or any amendments or supplements thereto after the Company has furnished such Holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders. The payments required by this Section 8.1 shall be made periodically during the course of the investigation or defense, as and when bills are received or expenses incurred.

8.2 By Each Holder. In connection with any registration statement in which a Holder is participating, each such Holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall, indemnify the Company, its directors, employees and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including, but not limited to, attorneys’ fees and expenses) resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in or omitted from any information so furnished in writing by such Holder expressly for the acknowledged purpose of inclusion in such registration statement, prospectus or preliminary prospectus; provided that (1) the obligation to indemnify will be several, not joint and several, among such Holders and (2) the liability of each such Holder will be in proportion to and limited in all events to the net amount received by such Holder from the sale of Registrable Securities pursuant to such registration statement.

8.3 Procedure. Each party entitled to indemnification under this Section 8 (the “Indemnified Party”) shall give written notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has received written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that such counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be reasonably satisfactory to the Indemnified Party. The Indemnified Party may participate in such defense at such Indemnified Party’s expense; provided, however, that the Indemnifying Party shall bear the expense of such defense of the Indemnified Party if (i) the Indemnifying Party has agreed in writing to pay such expenses, (ii) the Indemnifying Party shall have failed to assume the defense of such claim or employ counsel reasonably satisfactory to the Indemnified Party within a reasonable time or (iii) in the reasonable judgment of the Indemnified Party, based upon the advice of such Indemnified Party’s counsel, representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest or that there may be defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party); provided, further, that in no event shall the Indemnifying Party be liable for the fees and expenses of more than one counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same event, allegations or circumstances. The Indemnified Party shall not make any settlement without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. The Indemnifying Party shall not, except with the prior written consent of each Indemnified Party (not to be withheld, conditioned or delayed unreasonably), consent to the entry of any judgment or enter into any settlement unless the judgment or proposed settlement involves only the payment of money damages (none of which shall be required to be paid by the Indemnified Party), does not require an admission of any wrongdoing by or liability of the Indemnified Party, includes a full and unconditional release and does not impose an injunction or other equitable relief upon the Indemnified Party.

8.4 Survival. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling Person of such Indemnified Party and shall survive the transfer of securities.

9. Contribution. If the indemnification provided for in Section 8 from the Indemnifying Party is unavailable to or unenforceable by the Indemnified Party in respect to any costs, fines, penalties, losses, claims, damages, liabilities or expenses referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such costs, fines, penalties, losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Parties in connection with the actions which resulted in such costs, fines, penalties, losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the costs, fines penalties, losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

10. Cooperation by the Company. From and after the applicable Lockup Date, if any Holder shall transfer any Registrable Securities pursuant to Rule 144 under the Securities Act (or a successor statute), the Company shall use its reasonable best efforts to cooperate with such Holder and shall provide to the Holder such information as may be required to be provided thereunder.

11. Participation in Underwritten Registrations. No Holder may participate in any registration hereunder which is underwritten unless such Holder (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by such Person or Persons entitled to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements. The foregoing notwithstanding, with respect to any of the documents and/or agreements referred to in this Section 11, (i) no Holder shall be required to make any representations and warranties with respect to or on behalf of the Company or any other holder of securities of the Company and (ii) the liability of any Holder shall be limited as provided in Section 8.2.

12. Miscellaneous.

12.1 No Inconsistent Agreements. The Company has not entered, and shall not hereafter enter, into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders in this Agreement. If the Company has entered into or enters into a registration rights agreement with a third party (excluding, for the avoidance of doubt, any Founder, Carlyle Partner or employee of the Company or any of its Subsidiaries), the Company shall promptly send a copy thereof to the Holders. If such registration rights agreement is on terms more favorable than those set forth herein, this Agreement shall, to the extent so requested by the Holders, be amended so as to provide the Holders with substantially the same material terms as provided to such other third party.

12.2 Adjustments Affecting Registrable Securities. The Company will not take any action, or permit any change to occur, with respect to its Certificate of Formation or other governing documents which would reasonably be expected to adversely affect the ability of the Holders to include their Registrable Securities in a registration undertaken pursuant to this Agreement or which would reasonably be expected to adversely affect the marketability of such Registrable Securities in any such registration.

12.3 Other Registration Rights. The Company will not hereafter grant to any Person or Persons the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, or to participate in any registration, which right conflicts or interferes with any of the rights granted hereunder or to the extent such participation rights provide for the inclusion of securities on a parity with or prior to the inclusion of Registrable Securities. The Company will not include in any Demand Registration or Underwritten Shelf Takedown any Securities which are not Registrable Securities (for the purposes of Section 2 or Section 3, as applicable) unless and until all Registrable Securities requested to be registered have first been so included.

12.4 Amendments and Waivers. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended or waived at any time only by the written agreement of the Company (or its successor) and the Holders of more than 50% of the outstanding Registrable Securities. Any waiver, permit, consent or approval of any kind or character on the part of any such Holders of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder and the Company.

12.5 Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not.

12.6 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement.

13. Notices. Any notices required or permitted to be sent hereunder shall be in writing and shall be delivered either in person, by overnight courier or by facsimile transmission (with delivery also by overnight courier sent on the day of the sending of such facsimile transmission) to the following addresses (or such other address as any party hereto designates by written notice to the Company):

If to the Company:

The Carlyle Group L.P.

1001 Pennsylvania Avenue, N.W., Suite 220 South

Washington, D.C. 20004

Fax: 202-347-1818

Attn: General Counsel

If to the Holders:

c/o Mubadala Development Company PJSC

PO Box 45005

Al Mamoura Building A

Intersection of Muroor Road & 15th Street

Abu Dhabi, United Arab Emirates

For the attention of: General Counsel of Acquisitions,

Mubadala Development Company PJSC

Telephone: +971 (2) 413 0000

Fax. No: +971 (2) 413 0102

With a copy email to legalunit@mubadala.ae

Any notice addressed and delivered as herein provided shall be deemed to be received upon delivery, if delivered personally, when actually delivered to the address of the addressee (regardless of whether delivery is accepted) or if sent by facsimile transmission, upon confirmation by the transmitting equipment of successful transmission, except that if such confirmation occurs after 5:00 p.m. (in the recipient’s time zone) on a Business Day, or occurs on a day that is not a Business Day, then such communication will not be deemed to be delivered until the next succeeding Business Day.

13.1 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

13.2 Reproduction of Documents. This Agreement and all documents relating hereto, including, but not limited to, (i) consents, waivers, amendments and modifications which may hereafter be executed, and (ii) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in an arbitral, judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

13.3 Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party shall be entitled to seek (in addition to any other remedy to which it may be entitled at law or in equity) injunctive relief, specific performance or any other equitable remedy that may then be available without posting any bond or the necessity of showing actual monetary damages in order to enforce or prevent any violations of the provisions of this Agreement.

13.4 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

13.5 Entire Agreement. This Agreement, the Subscription Agreement, the Note and Unit Subscription Agreement and all other agreements entered into by the parties hereto pursuant to the Subscription Agreement and the Note and Unit Subscription Agreement, constitute the complete and final agreement of the parties concerning the matters referred to herein, and supersedes all prior agreements and understandings.

13.6 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one and the same instrument.

14. Arbitration.

(a) Any dispute with respect to this Agreement or any Person’s direct or indirect rights or obligations arising out of or in connection with this Agreement or the construction of this Agreement or the transactions contemplated hereby, including without limitation a breach, default, misrepresentation or any determination made by a party hereto pursuant to this Agreement, or failure to agree pursuant to any provision which expressly requires mutual agreement among the parties, shall, after the unsuccessful negotiation in good faith by the parties hereto, be referred to and finally resolved by arbitration in London, England, under the London Court of International Arbitration Rules, as then in effect, which rules are deemed to be incorporated by reference into this Section 14. Such arbitration shall be the exclusive manner pursuant to which any dispute shall be resolved. The arbitration shall be presided over by three arbitrators. One arbitrator shall be appointed by a party or parties in dispute, and one shall be appointed by the other party or parties in dispute. The third arbitrator shall be appointed by the first two arbitrators. In the event of the failure of either side in dispute to appoint an arbitrator or in the event of the failure of the first two arbitrators to agree on the third arbitrator within thirty (30) days after their appointment, that arbitrator shall be appointed in accordance with the London Court of International Arbitration Rules. Hearings in such arbitration proceeding shall commence within thirty (30) days of the selection of the arbitrators or as soon thereafter as the arbitrators determine. The arbitrators shall deliver their opinion within thirty (30) days after the completion of the arbitration hearings. The arbitrators’ decision shall be final and binding upon the parties, and may be entered and enforced in any court of competent jurisdiction by any of the parties. The arbitrators shall have the power to grant temporary, preliminary and permanent relief, including, without limitation, injunctive relief and specific performance. Unless otherwise ordered by the arbitrators pursuant to Section 14(e), the arbitrators’ expenses shall be shared equally by the relevant Holders, on the one hand, and the Company on the other hand.

(b) In furtherance of the foregoing, each of the parties hereto (i) submits to the jurisdiction of the courts of England located in London, England over any suit, action or proceeding with respect to enforcement of any arbitral award or decision rendered in accordance with the foregoing provisions, and (ii) waives any objection that it may have to the venue of any suit, action or proceeding with respect to enforcement of any arbitral award or decision rendered in accordance with the foregoing provisions in the courts of England located in London, England. For the avoidance of doubt, where an arbitral tribunal is appointed under this Agreement, the whole of its award shall be deemed for the purposes of the New York Convention on the Recognition and Enforcement of Arbitral Awards of 1958 to be contemplated by this Agreement (and judgment on any such award may be entered in accordance with the provisions set forth in this Section 14). The Holders acknowledge that they are commercial entities separate from (and with an identity separate from) its direct and indirect shareholders, are capable of suing and being sued and is entering into the transactions contemplated by this Agreement as private law commercial transactions that shall not be deemed as being entered into in the exercise of any public functions and shall not assert otherwise in any judicial proceedings ancillary to an arbitration hereunder.

(c) Service of Process. The parties hereto agree that the process by which any arbitral or other proceedings (“Proceedings”) in England are begun may be served on them by being delivered to Law Debenture Corporate Services Limited or their registered offices for the time being and by giving notice in accordance with Section 13. If Law Debenture Corporate Services Limited is not or ceases to be effectively appointed to accept service of process in England on any party’s behalf, such party shall immediately appoint a further Person in England to accept service of process on its behalf. If within 15 days of notice from a party requiring another party to appoint a Person in England to accept service of process on its behalf the other party fails to do so, the party shall be entitled to appoint such a Person by written notice to the other party. Nothing in this Section 14 shall affect the right of the parties to serve process in any other manner permitted by applicable law.

(d) Consent to Enforcement etc. Each of the parties hereto consents generally in respect of any Proceedings to the giving of any relief or the issue of any process in connection with such Proceedings including, without limitation, the making, enforcement or execution against any property whatsoever, irrespective of its use or intended use, of any order or judgment which is made or given in such Proceedings. No finding of fact, conclusion of law, decision, award, judgment or the like, or other issue decided or made in any Proceeding brought in New York, New York or any other jurisdiction, shall be admitted, considered or determinative in any Proceeding brought in London, England pursuant to this Section 14.

(e) Attorney’s Fees. If any arbitration is brought under this Section 14, the arbitrators may award the successful or prevailing party or parties reasonable attorneys’ fees and other costs incurred in that arbitration proceeding, in addition to any other relief to which it or they may be entitled. If any other proceeding is brought by one or more parties against one or more other parties to enforce an arbitration award, the successful or prevailing party or parties shall be entitled to recover its or their reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled. For purposes of this Section 14(e), the determination of a successful or prevailing party or parties shall be an issue of fact to be determined by the finder of fact.

(f) The arbitration provisions of this Section 14 shall survive any termination or expiration of this Agreement.

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IN WITNESS WHEREOF, each of the following parties has executed and delivered this Agreement as of the date first set forth above.

THE CARLYLE GROUP L.P.:

By: CARLYLE GROUP MANAGEMENT L.L.C., its general partner

By:	/s/ Daniel A. D’Aniello
Name: Daniel A. D’Aniello
Title: Founding Member

[Signature Page for Registration Rights Agreement - Mubadala]

THE INVESTORS:

MDC/TCP INVESTMENTS (CAYMAN) I, LTD.

By:	/s/ Samar Azar
Title: Director

MDC/TCP INVESTMENTS (CAYMAN) II, LTD.

By:	/s/ Samar Azar
Title: Director

MDC/TCP INVESTMENTS (CAYMAN) III, LTD.

By:	/s/ Samar Azar
Title: Director

MDC/TCP INVESTMENTS (CAYMAN) IV, LTD.

By:	/s/ Qussay Al Hajjiri
Title: Director

MDC/TCP INVESTMENTS (CAYMAN) V, LTD.

By:	/s/ Qussay Al Hajjiri
Title: Director

[Signature Page for Registration Rights Agreement - Mubadala]

MDC/TCP INVESTMENTS (CAYMAN) VI, LTD.

By:	/s/ Qussay Al Hajjiri
Title: Director

FIVE OVERSEAS INVESTMENT L.L.C.

By:	/s/ Shahzad Khan
Title: General Manager

[Signature Page for Registration Rights Agreement - Mubadala]